                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [ ]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            TUPPERWARE CORPORATION
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                            TUPPERWARE CORPORATION
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):
    [ ] No Fee Required.
    [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

Tupperware Corporation
14901 S. Orange Blossom Trail
Orlando, FL 32837

Mailing Address:
Post Office Box 2353
Orlando, FL 32802-2353
                                                                 Tupperware Logo

To Our Shareholders:

     It is my pleasure to invite you to attend the first annual meeting of shareholders of Tupperware Corporation to be held on Monday, May 5, 1997 at the Hyatt Regency Orlando Hotel, Orlando International Airport, Orlando, Florida. The meeting will begin at 4:00 p.m.

     The notice of meeting and proxy statement following this letter describe the business expected to be transacted at the meeting. During the meeting we will also report on the current activities of the Company, and you will have an opportunity to ask questions. Whether or not you plan to attend this meeting, we urge you to sign the enclosed proxy card and return it as soon as possible so that your shares will be represented.

     Mr. William O. Bourke and Mr. Joseph E. Luecke will retire at this annual meeting. It has been a privilege to serve with these distinguished businessmen on the Tupperware Board and on the Board of Premark International, Inc., Tupperware's predecessor parent company. We appreciate their dedicated service -- Mr. Bourke as Chairperson of the Audit and Corporate Responsibility Committee and Mr. Luecke for his participation as a member of the Compensation and Directors Committee. We thank them for their service and wish them the very best.

Sincerely,

Warren L. Batts
Warren L. Batts
Chairman and
Chief Executive Officer

March 27, 1997

Tupperware Corporation
14901 S. Orange Blossom Trail
Orlando, FL 32837

Mailing Address:
Post Office Box 2353
Orlando, FL 32802-2353
                                                                 Tupperware Logo

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The 1997 annual meeting of shareholders of Tupperware Corporation will be held at the Hyatt Regency Orlando Hotel, Orlando International Airport, 9300 Airport Boulevard, Orlando, Florida 32827 on Monday, May 5, 1997 at 4:00 p.m. to consider and vote upon:

          1. The election of one director for the term expiring at the 1998 annual meeting of shareholders and three directors for the term expiring at the 2000 annual meeting of shareholders;

          2. The proposal to ratify the appointment of Price Waterhouse LLP as independent auditors for the fiscal year ending December 27, 1997; and

          3. Such other business as may properly come before the meeting and any adjournment thereof.

     The foregoing matters are described in more detail in the attached proxy statement.

     Please complete and sign the enclosed proxy card and return it promptly in the accompanying postpaid envelope. This will ensure that your vote is counted, whether or not you are able to be present. If you attend the meeting, you may revoke your proxy and vote in person.

     If you are a shareholder of record and plan to attend the meeting, please check your proxy card in the space provided. Your admission ticket will be mailed to you prior to the meeting date. If your shares are not registered in your name, please advise the shareholder of record (your broker, bank, etc.) that you wish to attend. That firm will provide you with evidence of ownership which will admit you to the meeting.

By order of the Board of Directors,

Thomas M. Roehlk

Thomas M. Roehlk
Senior Vice President,
General Counsel and Secretary

March 27, 1997

                              GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Tupperware Corporation (the "Company") of proxies to be voted at the annual meeting of shareholders of the Company to be held on May 5, 1997 and at any adjournment thereof. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about March 27, 1997.

     The Company is a worldwide direct selling consumer products company engaged in the manufacture and sale of Tupperware brand products. On May 31, 1996, the Company became a publicly-held corporation through the pro rata distribution by Premark International, Inc. ("Premark") of all of the outstanding shares of common stock of the Company to Premark's common shareholders (the "Distribution").

VOTING AT THE MEETING

     The Board of Directors (the "Board") has fixed the close of business on March 10, 1997, as the record date for determining shareholders entitled to vote at the meeting. On that date there were outstanding 61,986,719 shares of the Company's common stock, each of which will be entitled to one vote. A majority of the shares entitled to vote at the meeting will constitute a quorum for the transaction of business.

     Shares will be voted in accordance with the instructions indicated in a properly executed proxy. If no instructions are indicated, such shares will be voted as recommended by the Board. A shareholder who has given a proxy may revoke it by voting in person at the meeting, or by giving written notice of revocation or a later-dated proxy to the Secretary of the Company at any time before the closing of the polls at the meeting. The Company has appointed an officer of Norwest Bank Minnesota, N.A., transfer agent for the Company, as the independent inspector to act at the meeting.

     The Company's By-laws require the affirmative vote of a plurality of the votes cast at the meeting for the election of directors, and the affirmative vote of a majority of the votes cast at the meeting for the approval of the independent auditors. Broker non-votes are not treated as votes cast for purposes of any of the matters to be voted on at the meeting.

  1. ELECTION OF DIRECTORS

  BOARD OF DIRECTORS

     The Board is divided into three classes of directors. At each annual meeting, members of one of the classes, on a rotating basis, are elected for a three-year term. At this meeting directors have been nominated for election to two classes. All of the nominees are currently directors of the Company. Four directors have been nominated by the Board for election at this meeting. They are Rita Bornstein for the term expiring in 1998 and Joe R. Lee, Bob Marbut and David R. Parker for the term expiring in 2000.

     Unless otherwise specified, proxy votes will be cast for the election of all of the nominees as directors. If any such person should be unavailable for election, resign or withdraw, the Board has authority to either reduce the number of directors accordingly or designate a substitute nominee. In the latter event, it is intended that proxy votes will be cast for the election of such substitute nominee. Shareholder nominations of persons for election as directors are subject to the notice requirements described under the caption "Other Matters" appearing later in this proxy statement.

     The following pages contain information concerning the nominees, the directors whose terms of office will continue after the meeting, and the directors who are retiring. Unless otherwise indicated, each such person has served for at least the past five years in the principal business position currently or most recently held.

  NAME, PRINCIPAL BUSINESS POSITIONS FOR PAST FIVE YEARS,          YEAR FIRST
      OTHER DIRECTORSHIPS, EXPIRATION OF TERM AND AGE           ELECTED DIRECTOR
  -------------------------------------------------------       ----------------
NOMINEE FOR ELECTION AS A DIRECTOR FOR THE TERM EXPIRING IN
1998:
     RITA BORNSTEIN, PH.D., President of Rollins College, an
     independent comprehensive liberal arts college since
     1990. Dr. Bornstein previously served as Vice President
     of the University of Miami. She serves as a director of
     Barnett Banks, Inc. and Barnett Bank of Central
     Florida, N.A. Age 61. .................................          1997

NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING IN
2000:
     JOE R. LEE, Chairman and Chief Executive Officer of
     Darden Restaurants, Inc. since May 1995. Mr. Lee served
     as President and Chief Executive Officer of General
     Mills Restaurants from December 1994 until being named
     to his present position. He previously served as Vice
     Chairman of General Mills, Inc. and Chief Financial
     Officer. Mr. Lee serves as a director of Darden
     Restaurants, Inc. Age 56. .............................          1996
     BOB MARBUT, Chairman and Chief Executive Officer since
     1994 of Argyle Television, Inc., a television station
     operating company, and Chairman and Chief Executive
     Officer since January 1992 of Argyle Communications,
     Inc., a communications investment and operating
     company. He was Chief Executive Officer of Argyle
     Television Holding, Inc., a television station
     operating company, a position held from 1993 until
     1995. Prior thereto, Mr. Marbut served in various
     executive positions with Harte-Hanks Communications,
     Inc. Mr. Marbut serves as a director of Argyle
     Communications, Inc., Argyle Television, Inc., Diamond
     Shamrock, Inc., Katz Media Group, Inc. and Tracor, Inc.
     Age 61. ...............................................          1996
     DAVID R. PARKER, Chairman of ProSource, Inc., a leading
     food-service distribution company, since June 1992.
     Prior thereto, Mr. Parker served in various executive
     positions with Ryder System, Inc. Mr. Parker serves as
     a director of Premark International, Inc. Age 53. .....          1997

DIRECTORS CONTINUING IN OFFICE:
     WARREN L. BATTS, Chairman of the Board and Chief
     Executive Officer of the Company since February 1996.
     Since May 1996, Mr. Batts has served as Chairman of
     Premark International, Inc.; prior thereto, he was
     Chairman and Chief Executive Officer of Premark
     International, Inc. Mr. Batts serves as a director of
     The Allstate Corporation, Cooper Industries, Inc.,
     Premark International, Inc., Sears, Roebuck and Co. and
     Sprint Corporation. Term expires in 1998. Age 64. .....          1996
     RUTH M. DAVIS, PH.D., President and Chief Executive
     Officer of The Pymatuning Group, Inc., a technology
     management services firm. Dr. Davis is Chairman of the
     Board of Trustees of The Aerospace Corporation, and a
     Trustee of Consolidated Edison Company of New York. She
     also serves as a director of Air Products and
     Chemicals, Inc., BTG, Inc., Ceridian Corporation,
     Giddings and Lewis, Inc., Premark International, Inc.,
     Principal Mutual Life Insurance Company, Sprint
     Corporation and Varian Associates. Term expires in
     1999. Age 68. .........................................          1996
     LLOYD C. ELAM, M.D., Retired in 1995 as Distinguished
     Professor (after serving as Chancellor and as
     President) of Meharry Medical College. Dr. Elam serves
     as a director of First Union National Bank of
     Tennessee, Merck & Co., Inc. and Premark International,
     Inc. Term expires in 1999. Age 68. ....................          1996

     E. V. GOINGS, President and Chief Operating Officer of the Company since February 1996.
     Prior thereto, he served as Executive Vice President of Premark International, Inc. and
     President of Tupperware Worldwide since November 1992, after serving as Senior Vice
     President of Sara Lee Corporation. From 1986 to 1992, Mr. Goings served in various executive
     positions with Avon Products, Inc. Term expires in 1998. Age 51. ...........................           1996
     CLIFFORD J. GRUM, Chairman and Chief Executive Officer of Temple-Inland, Inc., a forest products company. Mr. Grum serves as a director of Cooper Industries, Inc., Temple-Inland,
     Inc. and Trinity Industries, Inc. Term expires in 1999. Age 62. ............................           1996
     ROBERT M. PRICE, President of PSV, Inc., a firm which assists public and private organizations in the utilization and commercialization of new technologies. He retired in
     1990 as Chairman of the Board of Control Data Corporation, a computer products company. Mr.
     Price serves as a director of Fourth Shift Corporation, International Multifoods
     Corporation, Public Service Company of New Mexico and Rohr, Inc. Term expires in 1998. Age
     66. ........................................................................................           1996
DIRECTORS RETIRING AT THE ANNUAL MEETING:
     WILLIAM O. BOURKE, retired in 1992 as Chairman and Chief Executive Officer of Reynolds
     Metals Company, an aluminum and consumer products company. Mr. Bourke serves as a director of Merrill Lynch & Co., Inc., Premark International Inc., Reynolds Metals Company and Sonat,
     Inc. Term expires in 1997. Age 69. .........................................................           1996
     JOSEPH E. LUECKE, retired in 1992 as Chairman of the Board and Chief Executive Officer of
     Kemper Corporation, an insurance and financial services company, and as Chairman of Kemper
     National Insurance Companies. Mr. Luecke serves as a director of Premark International, Inc.
     Term expires in 1997. Age 70................................................................           1996

BOARD COMMITTEES

     The Audit and Corporate Responsibility Committee, which held two meetings in 1996, reviews the scope and results of the audit by the independent auditors, makes recommendations to the Board as to the selection of independent auditors and has approval authority with respect to services provided by the independent auditors and fees therefor. In addition, it reviews systems of internal control and accounting policies. The Committee also monitors the Company's relationships with and support of various outside interests, including the communities within which it operates, and recommends corporate policies with respect to affirmative action, equal employment opportunity and similar issues of social significance. The Committee also reviews the Company's adherence to both the spirit and letter of relevant laws. In addition, it reviews employee benefit plan investment performance and policies. The Committee charter provides that Committee membership be composed solely of directors who are not employees of the Company or any of its subsidiaries. Members of this Committee are Mr. Bourke (Chairperson), Dr. Davis, and Messrs. Lee, Parker and Price.

     The Compensation and Directors Committee, which held two meetings in 1996, identifies, reviews qualifications of and recommends to the Board candidates for election as directors of the Company, and also acts on other matters pertaining to Board membership. The Committee will consider recommendations of shareholders as to candidates for Board membership. Any shareholder who desires to propose a candidate for Board membership should send to the attention of the Secretary of the Company a letter of recommendation containing the name and address of the proposing shareholder and the proposed candidate, a written consent of the proposed candidate and complete business, professional and educational background of the proposed candidate. The Compensation and Directors Committee also evaluates the performance of and makes compensation recommendations for senior management, including the Chief Executive Officer. It directs the administration of and makes various determinations under the management incentive plans. It appoints members of senior management to have responsibility for the design and administration of employee benefit plans. Members of this Committee are Mr. Grum (Chairperson), Dr. Bornstein, Dr. Elam and Messrs. Luecke and Marbut.

     The Executive Committee, which did not meet in 1996, has most of the powers of the Board and can act when the Board is not in session. Members of this Committee are Mr. Batts (Chairperson), Mr. Bourke, Dr. Davis and Messrs. Goings and Grum.

BOARD MEETINGS AND DIRECTORS' ATTENDANCE

     There were two Board meetings and four committee meetings held in 1996. All of the directors attended all of their Board and committee meetings.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of the Company's common stock beneficially owned by each of the directors, by each of the executive officers named in the Summary Compensation Table and by all directors and all executive officers of the Company as a group on March 17, 1997, unless otherwise indicated in the footnotes. Each of the following persons and members of the group had sole voting and investment power with respect to the shares shown unless otherwise indicated. No director or officer owns more than 1% of the Company's common stock, except Mr. Batts who owns 1.2%. Directors and officers as a group own 2.6%.

                                            SHARED        SHARES THAT MAY                                   TOTAL
                                         OWNERSHIP OR    BE ACQUIRED WITHIN                RETIREMENT       SHARES
                              SOLE      HELD BY OR FOR       60 DAYS OF       RESTRICTED     SAVINGS     BENEFICIALLY
           NAME             OWNERSHIP   FAMILY MEMBERS   MARCH 17, 1997(1)     STOCK(2)    PLAN-401(K)      OWNED
           ----             ---------   --------------   ------------------   ----------   -----------   ------------
Warren L. Batts...........   531,244            --             182,130              --        30,196        743,570
Rita Bornstein............        --            --                  --              --            --             --
William O. Bourke.........     2,450         4,000               6,408              --            --         12,858
Ruth M. Davis.............     3,222            --               1,422              --            --          4,644
Lloyd C. Elam.............     6,438         2,705                  --              --            --          9,143
E. V. Goings..............    27,017            --             158,195          36,695            59        221,966
Clifford J. Grum..........     4,124         8,000              17,226              --            --         29,350
Joe R. Lee................     4,500            --               1,000              --            --          5,500
Joseph E. Luecke..........     2,000         2,000                  --              --            --          4,000
Bob Marbut................    11,470            --               6,409              --            --         17,879
David Parker..............        --         9,000                  --              --            --          9,000
Robert M. Price...........     4,000            --               9,113              --            --         13,113
Hans J. Schwenzer.........     7,100            --              35,702          10,000            --         52,802
Christian E. Skroeder.....     1,300            --              14,063           9,000            --         24,363
Paul B. Van Sickle........    56,598            --              59,231           7,000        70,198        193,027
All directors and
  executive officers as a
  group (29 including the
  named individuals
  above)..................   690,065        32,905             651,135         120,853       161,252      1,656,210

-------------------------
(1) Includes stock options granted under the Company's 1996 Incentive Plan and the Director Stock Plan. Also includes estimated shares of common stock that will be paid in lieu of fees under the Director Stock Plan.

(2) Sole voting and no investment power.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to any person who is known to be the beneficial owner of more than 5% of the Company's common stock, which is the Company's only class of outstanding voting securities.

                                                                AMOUNT AND
                                                                NATURE OF
                    NAME AND ADDRESS OF                         BENEFICIAL       PERCENT
                      BENEFICIAL OWNER                          OWNERSHIP        OF CLASS
                    -------------------                         ----------       --------
FMR Corporation.............................................    4,092,679(1)       6.6%
82 Devonshire Street
Boston, Massachusetts 02109-3614

-------------------------
(1) As of March 10, 1997, FMR Corp., a parent holding company, had sole voting power with respect to 109,492 shares and sole investment power with respect to 4,092,679 shares. Fidelity Management & Research Company, and Fidelity Management Trust Company, a bank, both wholly-owned subsidiaries of FMR Corp., beneficially own 3,664,387 shares and 428,292 shares, respectively.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     For the period May 2, 1996 to December 31, 1996, the Company believes all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that following the effectiveness of the Company's Registration Statement on Form 10 and the distribution of spin-off shares following the Distribution, Form 3 and Form 4 reports were not timely filed for Directors Batts, Bourke, Davis, Elam, Grum, Luecke, Marbut and Price, and Officers Biggin, Bobek, Campos, Halversen, Kiryluk, Olson, Roehlk, Schwenzer, Skroeder, Timmerman, Van Sickle and Williams. Form 3 reports were not timely filed for Messrs. Goings and Rose and Ms. Hanneman. Further, Form 4 reports were not timely filed for one transaction for Mr. Skroeder and two transactions for each of Messrs. Campos and Schwenzer.

               REPORT OF THE COMPENSATION AND DIRECTORS COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation and Directors Committee (the "Committee") is responsible for the establishment, oversight and administration of executive compensation and management incentive plans. It appoints members of senior management to have authority over the design and administration of other employee benefit plans. The Committee is composed entirely of outside directors.

EXECUTIVE COMPENSATION PHILOSOPHY

     The executive compensation program is designed to achieve two principal objectives. First, the program is intended to be fully competitive to enable the company to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company's executives and shareholders such that a significant portion of each executive's compensation varies with Company performance.

     The Committee's philosophy is to pay competitive annual salaries, coupled with a leveraged incentive system that pays more than competitive total compensation for performance exceeding financial goals, and less than competitive total compensation for performance below financial goals. The leveraged incentive system consists of annual and long-term cash incentive compensation, and stock compensation consisting primarily of stock options and secondarily of restricted stock.

     The Committee assesses compensation competitiveness by referring at least annually to a variety of compensation survey data furnished by prominent international consulting firms. The data include predicted market values (medians and/or averages) for salaries, bonuses, total cash compensation, stock options and various other long-term incentives provided by companies with whom the Company may compete for executive talent. In addition, the Committee refers to benchmarks of predicted total compensation for the Company's most senior executives, derived from a group of consumer products companies whose businesses are felt to be similar to the Company's. The companies whose data are represented in these various surveys include companies of varying performance levels, and are many of the same companies that comprise the comparator group indices in the Performance Graph included in this proxy statement.

     Based on studies supplied by an independent consultant, the Committee believes that the Company's compensation program for the Named Officers has the following characteristics that serve to align executive interest with long-term shareholder value creation:

     - Emphasizes "at risk" pay such as bonuses, options and long-term incentives.

     - Emphasizes long-term compensation such as options and long-term incentives.

     - Rewards financial results rather than individual performance against individual objectives.

     The Omnibus Reconciliation Act of 1993 (OBRA) established certain requirements in order for compensation exceeding $1 million earned by certain senior executives to be deductible. The Company's executive compensation programs have been structured to comply with OBRA. The actions of the Committee regarding the compensation paid, or to be paid, to executive management, have also complied with OBRA. However, the Committee reserves the right to forego deductibility if, in its discretion, it believes a particular compensation program or payment is consistent with the overall best interests of the Company and its shareholders.

ANNUAL SALARIES

     Salary ranges governing executives including the Chief Executive Officer (the "CEO") and the other four most highly compensated executive officers of the Company (the "Named Officers") are established annually based on the competitive data described earlier. Within those ranges, individual salaries vary based upon the individual's work experience, performance, level of responsibility, impact on the business, tenure and potential for advancement within the organization. Annual salaries for newly-hired executives are determined at time of hire taking into account the above factors other than tenure. The CEO and Chief Operating Officer receive salary increase consideration at approximately 18 month intervals, while the remaining Named Officers receive salary increase consideration at 12-15 month intervals.

     Individual salary increases are based on the performance of the individual executives and on the overall performance of the Company in the cases of the CEO and the Chief Operating Officer. Salary adjustments for the CEO and the other Named Officers are subject to approval by the full Board, based upon the recommendation of the Committee.

SHORT-TERM INCENTIVES

     The Company's annual cash incentive program for executives is based on financial performance, and is designed to promote the annual objectives of the organization.

     Participants include the CEO, the other Named Officers, and other management employees whose contributions influence annual financial results. The CEO's and the other Named Officers' target incentive opportunities are subject to Committee review and approval annually established as a percentage of salary based on job level, impact on results, and the competitive data referred to previously. The CEO's and the other Named Officers' targets range from 50-65% of annual salary, and awards based on financial performance range from 0-200% of target.

     For 1996, a special bonus opportunity was implemented for up to an additional 100% of target for the achievement of extraordinary financial objectives.

     Financial objectives are subject to review and approval by the Committee at the beginning of each year. For 1996, the financial measure for executive level incentives was after-tax operating profit excluding the impact of foreign exchange.

     The Committee verifies the actual performance achieved as a precondition to approving awards, and reserves the right to adjust any formula-based award that, in its judgment, is inappropriate in light of overall results and circumstances. The Committee has reserved the right to interpret financial results, and to determine the proper treatment of changes in accounting standards, non-recurring unusual events, or capital gains and losses. In the cases of the CEO and the other Named Officers, awards are calculated so as to exclude the effects of changes in accounting standards and non-recurring unusual events, such as write-offs, capital gains and losses, and acquisitions and dispositions of businesses, and the Committee's discretion is limited to reducing or withholding awards.

LONG-TERM INCENTIVES

     The Company's long-term cash incentive program is based on financial performance and is designed both to promote the long-term objectives of the organization, and to serve as a retention incentive. Participants include the CEO and the other Named Officers as well as key employees who are in a position to make substantial contributions to the accomplishment of the long-term financial objectives of the Company. Each participant's target incentive opportunity is established as a percentage of salary, and is based on job level, impact on results, and the competitive data referred to previously. For the three-year program that began January 1, 1994, the CEO's and the other Named Officers' targets were established at 100% of the annual incentive target with targets ranging from 50-65% of annual salary and awards based on financial performance range from 0-300% of target. The targets for the 1994-1996 long-term program take into account the Company's shift to a three-year cycle beginning with the 1994-1996 long-term program. Targets for the subsequent three-year cycles are set at 50% of the annual incentive target and range from 15-32.5%. For the three-year programs that began January 1, 1995 and January 1, 1996, the CEO's and the other Named Officers' targets range from 25-32.5% of annual salary, and awards based on financial performance range from 0-300% of target.

     Financial objectives are subject to review and approval by the Committee at the beginning of each performance period. For the three-year programs that began January 1, 1996, Economic Value Added ("EVA") is the financial measure for participants. EVA is defined as net operating profit after taxes less a capital charge and is regarded as an effective simultaneous measurement of both earnings improvement and capital usage.

     The Committee verifies the actual performance achieved as a precondition to approving awards, and reserves the right to adjust any formula-based award that in its judgment is inappropriate in light of overall results and circumstances. The Committee has reserved the right to interpret financial results, and to determine the proper treatment of changes in accounting standards, non-recurring unusual events, or capital gains and losses. In the cases of the CEO and the other Named Officers, awards are calculated so as to exclude the effects of changes in accounting standards and non-recurring unusual events, such as write-offs, capital gains and losses, and acquisitions and dispositions of businesses, and the Committee's discretion is limited to reducing or withholding awards.

STOCK OPTIONS

     The grant of stock options to key employees encourages equity ownership and closely aligns management interest with the interests of shareholders. Additionally, because options are subject to forfeiture if the employee leaves the Company prior to their becoming exercisable, options provide an incentive to remain with the Company long term. The Company has guidelines regarding the accumulation of designated levels of Company stock over time by senior officers.

     Stock options are granted annually to the CEO and the other Named Officers, and to other key employees having strategic impact on product, staffing, technology, pricing, investment or policy matters. The aggregate number of options granted and each individual grant to the CEO and the other Named Officers are based on competitive norms derived from the survey data referred to previously, and are subject to Committee approval annually. The competitive norms include grant size data (number of shares times exercise price) for companies granting options in conjunction with one or more additional long-term incentive programs.

     The timing of the annual 1996 option grants approximately coincided with the Distribution. The size of the annual 1996 grants for the executive officers as a group approximates the median of the competitive norms; however, in addition to the 1996 annual option grant, a special grant was made to 23 key executives, including the CEO and the other Named Officers, also coinciding with the Distribution. These special grants are intended to encourage greater ownership in the Company as well as to recognize the increased importance to overall corporate performance of the businesses or functions under the direction of these executives. The option price for this special grant, as well as the other options granted, is the fair market value of the shares on the date of grant. Options granted in 1996 will become exercisable in 1999.

RESTRICTED STOCK

     The Company does not make grants of restricted stock as part of its regular long-term incentive program, but does so, subject to Committee approval, in certain special circumstances as a retention or performance incentive, or as compensation for the forfeited value of incentive or stock awards at a previous employer. The Company awarded restricted stock to 12 key executives including the Named Officers as a retention incentive at the time of the Distribution. Restrictions will lapse in 1999.

CORPORATE PERFORMANCE & CEO PAY

     In 1996, the Company had record performance. Pro forma net income (excluding one-time charges) of $176.0 million, increased by 9% over 1995's pro forma net income of $161.1 million.

     Mr. Batts' salary was increased by the Board of Premark from $750,000 to $785,000 prior to the Distribution. As a result of the Distribution and in consideration of Mr. Batts' continued service as Chairman of Premark, Premark agreed to reimburse the Company for one-third of Mr. Batts' salary.

     In recognition of Mr. Batts' leadership through the Distribution, he was awarded a special bonus of $1,020,500 in lieu of participation in the Company's annual incentive program. The special award will be paid to Mr. Batts following his retirement. Mr. Batts also received an award of $1,020,500 under the Company's 1994-1996 long-term incentive program. This amount is two-thirds of the total amount earned which was 300% of target.

     The Committee granted 45,000 option shares to Mr. Batts, taking into consideration the scope of his responsibility, competitive awards granted to CEO's at like-sized organizations, the number of options previously granted to Mr. Batts, and Company performance. The Committee believes this option award to be comparable to median-sized awards for CEO's of like-sized organizations.

     Based upon a comparison of Mr. Batts' total compensation package (salary, annual and long-term incentives at target, stock options, benefits and perquisites) with the total compensation packages of the CEO's of the benchmark companies referred to previously, Mr. Batts' total compensation opportunity at target is 27% less than the predicted market median.

                                          Compensation and Directors Committee
                                          Clifford J. Grum -- Chairperson
                                          Rita Bornstein
                                          Lloyd C. Elam
                                          Joseph E. Luecke
                                          Bob Marbut

                               PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's common stock to the Standard & Poor's 500 Stock Index, to the Standard & Poor's Consumer Goods Composite Index and to the Standard & Poor's Consumer Staples Index. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at May 20, 1996 and that all dividends were reinvested. The Company is included in all indices.

                      CUMULATIVE TOTAL SHAREHOLDER RETURN
                       MAY 20, 1996 THROUGH DECEMBER 1996

         MEASUREMENT PERIOD               TUPPERWARE         S&P 500           S&P 500           S&P 500
        (FISCAL YEAR COVERED)            CORPORATION                            GOODS            CONSUMER
                                                                              COMPOSITE          STAPLES*
5/20/96                                             100               100               100
6/28/96                                           98.83             99.85            101.82               100
1996 3RD QTR                                     115.17            102.93            104.29            100.63
1996 4TH QTR                                     126.58            111.51            109.41            106.89

-------------------------
*This index was compiled by Standard & Poor's beginning July 1, 1996. Data for previous periods is not available.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation, attributable to all service in the fiscal years 1996, 1995 and 1994, paid to or deferred by those persons who were at the end of the 1996 fiscal year (i) the chief executive officer, and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers"):

                                               ANNUAL COMPENSATION                       LONG TERM COMPENSATION
                                    ------------------------------------------   ---------------------------------------
                                                                                           AWARDS              PAYOUTS
                                                                                 --------------------------   ----------
                                                                                                 SECURITIES
                                                                                 RESTRICTED      UNDERLYING
                                                                  OTHER ANNUAL     STOCK          OPTIONS/       LTIP
                                     SALARY                       COMPENSATION    AWARD(S)          SARS       PAYOUTS
NAME AND PRINCIPAL POSITION  YEAR    ($)(1)       BONUS ($)           ($)          ($)(2)          (#)(3)        ($)
---------------------------  ----    ------       ---------       ------------   ----------      ----------    -------
Warren L. Batts............  1996   $359,308(5)   $1,020,500(6)           --             --        45,000     $1,020,500(6)
Chairman of the Board and    1995    750,000         369,525              --             --        40,563             --
Chief Executive Officer      1994    708,333         975,000        $682,500(7)          --        34,256             --

E. V. Goings...............  1996    451,923       1,331,750(8)           --     $1,050,375(9)     82,000        926,250
President and Chief          1995    366,346         834,137              --        459,137        19,064             --
Operating Officer            1994    347,500       1,085,513         234,750(7)     764,913        23,325             --

Hans J. Schwenzer(10)......  1996    339,206         501,228              --        457,500        39,000        501,228
Senior Vice President        1995    323,425         257,048              --             --         8,788             --
Tupperware Worldwide         1994    292,832         130,597         139,804(7)          --         7,031             --

Christian E.
  Skroeder(10).............  1996    263,263         429,025              --        411,750        40,000        429,025
President, Tupperware        1995    302,986         258,986              --             --         9,532             --
Europe, Africa and           1994    204,510         129,485              --             --        15,212             --
Middle East

Paul B. Van Sickle.........  1996    228,077         352,500              --        320,250        27,000        352,500
Executive Vice President     1995    199,600         189,143              --             --         7,301             --
                             1994    192,192         120,275         138,750(7)          --         8,721             --


                             ALL OTHER
                            COMPENSATION
NAME AND PRINCIPAL POSITIO     ($)(4)
--------------------------  ------------
Warren L. Batts...........    $ 99,570
Chairman of the Board and      153,415
Chief Executive Officer        143,832
E. V. Goings..............      72,260
President and Chief             59,989
Operating Officer               58,707
Hans J. Schwenzer(10).....          --
Senior Vice President               --
Tupperware Worldwide                --
Christian E.
  Skroeder(10)............          --
President, Tupperware               --
Europe, Africa and                  --
Middle East
Paul B. Van Sickle........      35,669
Executive Vice President        31,896
                                41,619

-------------------------
 (1) Includes amounts held in the Retirement Savings Plan that were deferred pursuant to Section 401(k) of the Internal Revenue Code (the "Code") and amounts deferred under the Supplemental Plan (see footnote 4), as well as Code Section 125 contributions to the Flexible Benefits Plan.

 (2) Represents the market value on the date of grant of restricted stock awarded under the Company's 1996 Incentive Plan. The number, vesting schedule and value of restricted stock held at the end of the 1996 fiscal year are as follows:

                                                                                           VESTING SCHEDULE
                                                              NUMBER OF                   ------------------
                  NAME                      DATE OF GRANT    SHARES HELD      VALUE       SHARES      DATE
                  ----                      -------------    -----------      -----       ------      ----
Warren L. Batts.........................            --             --               --        --          --
E. V. Goings............................      03/01/95         23,946       $1,302,063    23,946    03/01/97
                                              02/28/96         11,810          642,168    11,810    02/28/98
                                              05/31/96         14,000          761,250    14,000    05/31/99
Hans J. Schwenzer.......................      05/31/96         10,000          543,750    10,000    05/31/99
Christian Skroeder......................      05/31/96          9,000          489,375     9,000    05/31/99
Paul B. Van Sickle......................      05/31/96          7,000          380,625     7,000    05/31/99

       In the event of a Change of Control of the Company, all restricted stock shares become free of all restrictions and become nonforfeitable. Holders of restricted stock receive the same dividends as other common stockholders. Premark restricted stock that was outstanding prior to the Distribution was converted to Tupperware restricted stock and was adjusted to account for the dilutive effect of the Distribution.

 (3) For 1994 and 1995, stock options for Premark stock held prior to the Distribution were converted to stock options for Tupperware stock and were adjusted to account for the dilutive effect of the Distribution.

 (4) For 1996 this column consists of annual contributions by Premark with respect to Mr. Batts and by the Company with respect to Messrs. Goings and Van Sickle to the Retirement Savings Plan and amounts credited by the Company with respect to Messrs. Batts, Goings and Van Sickle to the Company's Supplemental Plan (which provides benefits to the Named Officers to which they would have been entitled under the Retirement Savings Plan, but for the benefit limits imposed by the Code) as follows: Mr. Batts, $10,869 and $88,701; Mr. Goings $11,148 and $61,112; and Mr. Van Sickle
     $11,475 and $24,194, respectively.

 (5) Mr. Batts served as Chairman of the Board and Chief Executive Officer of Premark until May 31, 1996 when he completed his service as Chief Executive Officer and became Chairman of the Board and Chief Executive Officer of Tupperware Corporation. Mr. Batts continues to serve as Chairman of the Board of Premark. As consideration for his continued service to Premark as Chairman, Premark reimbursed Tupperware $179,654, representing one-third of his salary from Tupperware, which amount is not included in the table.

 (6) The annual bonus amount represents a special bonus in lieu of participation in the Company's annual incentive program in recognition of Mr. Batts' leadership through the Distribution. This amount will be paid to Mr. Batts following his retirement. The long-term bonus amount represents two-thirds of the award at 300% of target under the Company's 1994-1996 long-term incentive program.

 (7) Represents a 1994 payout based on 1993 performance under a predecessor Premark plan, but is included among the annual compensation data in accordance with incentive compensation reporting rules.

 (8) In the Bonus column, $405,500 represents the cash portion of the 1996 gainsharing award under an employment agreement with Mr. Goings, and $926,250 represents an annual bonus based on the performance of the non-North American operations. The other part of the gainsharing award was paid in 10,885 shares of restricted stock which will vest in two years from date of grant. Dividends will be paid on such shares. The value of such shares is reflected in the restricted stock column.

 (9) Represents a restricted stock grant of 14,000 shares valued at $644,875, and a restricted stock grant of 10,885 shares valued at $405,500 under Mr. Goings' 1996 gainsharing award.

(10) The compensation of Messrs. Schwenzer and Skroeder is paid in local currency, namely German marks and Swiss francs for Mr. Schwenzer, and Swiss francs for Mr. Skroeder. For purposes of reporting, the local currency has been translated to United States dollars as of the end of each fiscal year.

                                 STOCK OPTIONS

     The following tables show grants, exercises and fiscal year-end values of stock options for the Named Officers under the Company's 1996 Incentive Plan. The Plan permits the grant of stock appreciation rights in connection with all or any part of an option, but none has been granted. Stock options for Premark stock held prior to the Distribution were converted to stock options for Tupperware stock and were adjusted to account for the dilutive effect of the Distribution.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                            INDIVIDUAL GRANTS
                                        ----------------------------------------------------------
                                          NUMBER OF       % OF TOTAL
                                         SECURITIES        OPTIONS
                                         UNDERLYING       GRANTED TO     EXERCISE OR                  GRANT DATE
                                           OPTIONS       EMPLOYEES IN    BASE PRICE     EXPIRATION      PRESENT
                NAME                    GRANTED(#)(1)    FISCAL YEAR      ($/SH)(2)        DATE       VALUE($)(3)
                ----                    -------------    ------------    -----------    ----------    -----------
Warren L. Batts.....................       45,000            6.53%         $42.25          5/19/06    $  589,500
E.V. Goings.........................       82,000           11.89           42.25          5/19/06     1,074,200
Hans J. Schwenzer...................       39,000            5.66           42.25          5/19/06       510,900
Christian E. Skroeder...............       40,000            5.80           42.25          5/19/06       524,000
Paul B. Van Sickle..................       27,000            3.92           42.25          5/19/06       353,700

-------------------------
(1) These options will become exercisable on May 20, 1999.

(2) Stock options are granted at the average fair market value of the Company's common stock on the date of grant rounded up to the nearest nickel. The term of each option is 10 years. In the event of a Change of Control of the Company, all options will become immediately exercisable and the optionee will have the right to receive the difference between the exercise price and the fair market value of common stock in cash.

(3) The Black-Scholes option pricing model was used assuming a dividend yield of 2%, a risk-free interest rate of 6.4%, an expected stock price volatility based on historical experience, including the experience of Premark, of 30%, and an expected option life based on historical experience, including the experience of Premark, of 5 years. The attribution of values with the Black-Scholes model to stock option grants requires adoption of certain assumptions, as described above. While the assumptions are believed to be reasonable, the reader is cautioned not to infer a forecast of earnings or dividends either from the model's use or from the values adopted for the model's assumptions. Any future values realized will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                 SHARES                         UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                               ACQUIRED ON                       OPTIONS AT FY-END(#)             AT FY-END($)(2)
                                EXERCISE         VALUE        ---------------------------   ---------------------------
            NAME                 (#)(1)      REALIZED($)(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               -----------   --------------   -----------   -------------   -----------   -------------
Warren L. Batts..............         --       $       --       182,130        119,819      $7,289,004     $2,152,183
E. V. Goings.................         --               --       158,195        124,389       6,286,255      1,937,652
Hans J. Schwenzer............         --               --        35,702         54,819       1,370,143        827,030
Christian E. Skroeder........         --               --        14,063         64,744         499,230      1,033,775
Paul B. Van Sickle...........    108,224(3)     4,976,529        59,321         43,022       2,469,188        681,841

-------------------------
(1) Upon the exercise of an option, the optionee must pay the exercise price in cash or stock.

(2) Represents the difference between the fair market value of the common stock underlying the option and the exercise price at exercise, or fiscal year-end, respectively.

(3) Mr. Van Sickle exercised options for 108,224 shares. He sold 54,000 shares, of which 42,291 were sold to pay the exercise price and taxes. He thereby increased his stockholdings from 2,374 to 56,598.

LONG-TERM INCENTIVE PLAN AWARDS

     The following table sets forth the long-term incentive opportunity for the three-year cycle of 1996 through 1998 under the Company's 1996 Incentive Plan. Payment of awards, if any, would occur in 1999 based on actual performance for the three-year period.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                         ESTIMATED FUTURE
                                                                             PAYOUTS
                                                PERFORMANCE OR OTHER     UNDER NON-STOCK
                                                    PERIOD UNTIL        PRICE-BASED PLANS
                                                   MATURATION OR       --------------------
                     NAME                              PAYOUT          THRESHOLD    TARGET    MAXIMUM
                     ----                       --------------------   ---------    ------    -------
Warren L. Batts...............................        3 years              0       $ 43,567   $130,701
E. V. Goings..................................        3 years              0       $154,375   $463,125
Hans J. Schwenzer.............................        3 years              0       $ 86,397   $259,194
Christian E. Skroeder.........................        3 years              0       $ 75,701   $227,102
Paul B. Van Sickle............................        3 years              0       $ 67,500   $202,500

     The Named Officers participate in a three-year Long-Term Program under the Company's 1996 Incentive Plan. The program provides for an incentive opportunity based on meeting or exceeding financial measures established by the Compensation and Directors Committee of the Company's Board of Directors. Performance measurements are based on economic value added performance which is defined as net operating profit after taxes less a capital charge. Awards are subject to forfeiture if the participant's employment is terminated. The above estimated future payouts are based on a percentage of current salary which may change between the date hereof and time of payout.

RETIREMENT PLANS

     Messrs. Batts, Goings and Van Sickle (the "U.S. named officers"), participate in the Tupperware Corporation Base Retirement Plan (the "Base Plan") at 1% of career average pay. Compensation covered by the Base Plan includes salary and annual bonus paid in the calendar year, but does not include any long-term incentive or other cash payments. Credited years service for each of the U.S. named officers are: Mr. Batts, 16.33; Mr. Goings, 4.08; and Mr. Van Sickle, 23.08. Benefits are computed on a straight-life annuity basis and are not subject to any deductions for Social Security or other offset amounts. The estimated annual benefits payable upon retirement at normal retirement age for each of the U.S. named officers are: Mr. Batts, $212,115; Mr. Goings, $139,831; and Mr. Van Sickle, $68,696. The estimates take into account participation in the Base Plan, any predecessor plan formula, and the Tupperware Supplemental Plan, which provides benefits from general assets of the Company that would otherwise be payable from plans but for the benefit limits imposed by the Code.

     Mr. Skroeder participates in the Premiere Products, Inc. Pension Plan (the "TEAM pension plan") at 1.75% of pay of the average best five salaries in the final ten years prior to retirement per year of service. Compensation covered by the TEAM pension plan includes salary plus management bonus, but does not include any overtime, commissions or occasional premiums. Mr. Skroeder has 7.42 years credited service under the TEAM pension plan. Benefits are computed on a straight-life annuity basis and are subject to integration with social security through an offset with covered compensation. The estimated annual benefits payable upon retirement at normal retirement age for Mr. Skroeder is Sfr 274,716. The estimate takes into account participation in the TEAM pension plan and any predecessor plan formulas.

     Mr. Schwenzer currently participates in the Tupperware Deutschland GmbH Pension Plan (the "German pension plan") at 0.5% of final five year average pay up to the social security ceiling, plus 1.67% of final five year average pay in excess of the social security ceiling per year of service. Compensation covered by the German pension plan includes salary plus average management bonuses over the last five years, but does not include any overtime, commissions and occasional premiums. Mr. Schwenzer has 32 years credited service under the German pension plan. Benefits are computed on a straight-life annuity basis and are not subject to deductions for social security or other offset amounts. The estimated annual benefits payable upon retirement at normal retirement age for Mr. Schwenzer is DM 451,455. The estimate takes into account participation in the German pension plan and any predecessor plan formulas.

GERMAN PENSION PLAN

                                                                      YEARS OF SERVICE
   FINAL                                      ----------------------------------------------------------------
AVERAGE PAY                                      15            20            25            30            35
-----------                                      --            --            --            --            --
 $200,000     ..............................  $ 50,100      $ 66,800      $ 83,500      $100,200      $116,900
  225,000     ..............................    56,363        75,150        93,938       112,725       131,513
  250,000     ..............................    62,625        83,500       104,375       125,250       146,125
  300,000     ..............................    75,150       100,200       125,250       150,300       175,350
  400,000     ..............................   100,200       133,600       167,000       200,400       233,800
  450,000     ..............................   112,725       150,300       187,875       225,450       263,025
  500,000     ..............................   125,250       167,000       208,750       250,500       292,250
  600,000     ..............................   150,300       200,400       250,500       300,600       350,700
  700,000     ..............................   175,350       233,800       292,250       350,700       409,150
  800,000     ..............................   200,400       267,200       334,000       400,800       467,600

     Mr. Schwenzer also participates in the Retirement Plan for Employees of Tupperware Deutschland GmbH Group. Compensation covered by the Plan includes salary and average management bonus over the last five years, but does not include any overtime, commissions, or other cash payments. Mr. Schwenzer has been credited with 32 years of service. Benefits are computed on a straight-line annuity basis and are not subject to deductions for social security or other offset amounts.

COMPENSATION OF DIRECTORS

     Non-employee directors of the Company receive (i) an annual retainer fee of $26,000, (ii) an additional retainer fee for serving on Board committees (other than the Executive Committee) of $4,000 per year, in the case of the committee chairperson, and $2,000 per year, in the case of the other members, and (iii) a fee of $1,500 for each meeting of the Board and for each meeting of any Board committee attended.

     Such directors may elect to defer payment of all or part of the retainer and attendance fees, in which event interest would be credited at the prime rate. Under the Company's Director Stock Plan, non-employee directors may elect to receive their annual retainers in cash or in shares of Tupperware Common Stock, or they may elect to forego the retainer in exchange for a reduced price on stock options. The Director Stock Plan also provides that a grant of 1,000 shares of Tupperware Common Stock is made to each new non-employee director after three months of service on the Tupperware Board.

     Non-employee directors may also participate in the Company's Matching Gifts Program. Under the Program, the Company will match dollar for dollar a director's charitable gifts to the United Way and higher education up to $3,500 per year.

CHANGE-OF-CONTROL ARRANGEMENTS AND EMPLOYMENT CONTRACTS

     The Company entered into a change of control employment agreement (collectively, the "Change of Control Agreements") with each of its executive officers including the CEO and the Named Officers. The purpose of these agreements is to assure stockholders that the business of the Company will continue with a minimum amount of disruption in the event of a change of control of the Company. Under the terms of the Change of Control Agreements, a change of control is defined as the acquisition of 20% or more of the Company's Common Stock or voting securities of the Company by a person or group, certain changes in the majority of the Company's Board, certain mergers involving the Company, or the liquidation, dissolution or sale of all or substantially all of the assets of the Company. If within three years of a change of control, the

Company terminates any such officer's employment (other than for cause or disability) or any such officer terminates his employment for good reason, or, during the 30-day period beginning one year after a change of control, any such officer terminates his employment for any reason, such officer will be entitled to, among other things, his or her base salary and pro rata bonus through the date of termination; the amount of any compensation previously deferred and any accrued vacation pay, in each case, to the extent not yet paid; three times his or her base salary and highest incentive awards for the most recently completed fiscal year of such three-year period; and continued participation in the Company's welfare plans for the remainder of such three-year period (other than medical benefits which will, under certain circumstances, be continued for the lifetime of such officer). Additionally, if any payment or distribution by the Company or any subsidiary or affiliate to an officer who is party to a Change of Control Agreement would be subject to any excise tax as an "excess parachute payment", then such officer will be entitled to receive an additional gross-up payment in an amount such that after payment of all taxes by such officer attributable to such additional gross up payment, such officer is in the same after-tax position as if no excise tax had been imposed on such officer. Pursuant to the terms of the Change of Control Agreements, if a change of control occurred that resulted in termination of employment, based on their respective compensation during fiscal 1996, the Named Officers would be entitled to payments as follows: Mr. Batts, $11,539,500; Mr. Goings, $6,982,500; Mr. Schwenzer, $3,649,590; Mr. Skroeder, $3,035,781; and Mr. Van Sickle, $2,820,000.

     Effective as of the Distribution, the Company assumed the employment agreement between Premark and Mr. Goings pursuant to which Mr. Goings is employed as President and Chief Operating Officer of the Company. For the years 1994, 1995 and 1996 Mr. Goings participated in an annual gainsharing program based on pre-tax segment income of Tupperware North America. The gainsharing awards earned are payable 50% in cash and 50% in restricted stock. Gainsharing awards for 1994, 1995 and 1996 are reflected in the Summary Compensation Table. Also, Mr. Goings participates in annual incentive programs based on non-North-American Tupperware operations. To replace stock compensation forfeited when Mr. Goings left his previous employer, he was granted a stock option for 100,000 shares of Premark common stock which became exercisable in 1995. Effective as of the Distribution, this grant was converted to a stock option for the Company's common stock under its 1996 Incentive Plan. Mr. Goings was awarded 40,000 shares of Premark restricted stock which vested in one-third increments annually ending in 1995. In the event Mr. Goings is terminated without cause by the Company, he will receive an amount equal to two times his base salary, offset by the amounts due under the Company's severance pay plan. Additionally, under the terms of his employment agreement, Mr. Goings is entitled to incentive bonus payments pursuant to the 1996 Incentive Plan. He is entitled to participate in and receive all benefits under any and all savings and retirement plans and welfare benefit plans, practices, policies and programs maintained or provided by the Company for the benefit of senior executives.

     The company has an employment agreement with Mr. Schwenzer pursuant to which Mr. Schwenzer will be the Managing Director of Tupperware Germany. The agreement guarantees an annual base salary of 150,000 German marks, a company car, salary continuation for six months in the event of illness or disability, 30 days vacation, participation in the company's pension plan and provides for accident insurance coverage. In the event Mr. Schwenzer is terminated without cause by the Company, the agreement provides for a severance payment equal to
1.5 times Mr. Schwenzer's annual gross salary.

     The Company has an additional agreement with Mr. Schwenzer whereby on October 31, 1998, Mr. Schwenzer will receive 6,760 shares of the Company's common stock in exchange for his agreement not to compete with the Company or hire away any of its employees for a one-year period following his retirement which is expected to occur in 2001.

  2. PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

     Upon the recommendation of its Audit and Corporate Responsibility Committee, the Board has appointed Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending December 27, 1997, which appointment will be proposed for ratification at the annual meeting. Price Waterhouse LLP served as independent auditors of the Company for the fiscal year 1996.

     Services performed by Price Waterhouse LLP as independent auditors for the 1996 fiscal year included, among others: the annual audit of the consolidated financial statements; audits or limited reviews of financial and related information included in filings with governmental and regulatory agencies, including audits of certain foreign subsidiaries in accordance with local statutory requirements and audits of domestic employee benefit plans and trusts; and consultations in connection with various financial reporting, accounting, tax and other matters.

     Representatives of Price Waterhouse LLP will be present at the meeting to make statements if they desire, and to respond to questions of shareholders.

     Approval of the proposal requires the affirmative vote of a majority of the shares voted. In the event the proposal is not approved, the Board will consider the negative vote as a mandate to appoint other independent auditors for the next fiscal year.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS.

  3.  OTHER MATTERS

  DISCRETIONARY AUTHORITY

     At the time of mailing of this proxy statement, the Board was not aware of any other matters which might be presented at the meeting. If any matter not described in this proxy statement should properly be presented, the persons named in the accompanying proxy form will vote such proxy in accordance with their judgment.

  NOTICE REQUIREMENTS

     The Company's By-laws require written notice to the Company of a nomination for election as a director (other than a nomination by the Board) and of the submission of a proposal (other than a proposal by the Board) for consideration at an annual meeting of shareholders. The notice must contain certain information concerning the nominating or proposing shareholder, and the nominee or the proposal, as the case may be, and be furnished to the Company generally not less than 30 days prior to the annual meeting. A copy of the applicable By-law provisions may be obtained, without charge, upon written request to the Secretary of the Company at its principal executive offices.

     In addition to the foregoing, any shareholder who desires to have a proposal included in the Company's proxy soliciting material relating to the Company's 1998 annual meeting of shareholders should send to the Secretary of the Company a signed notice of intent. This notice, including the text of the proposal, must be received no later than November 25, 1997.

  EXPENSES AND METHODS OF SOLICITATION

     The expenses of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or other means of communication, by directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation therefor. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the Company's common stock, and the Company will reimburse such forwarding parties for reasonable expenses incurred by them.

     Georgeson & Company Inc. has been retained by the Company to aid in the solicitation of proxies and will be paid $8,500, plus expenses, for its services.

By order of the Board of Directors

Thomas M. Roehlk

Thomas M. Roehlk
Senior Vice President,
General Counsel and Secretary

Dated: March 27, 1997

      YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY.
           RETURN IT PROMPTLY IN THE ACCOMPANYING POSTPAID ENVELOPE.

PROXY

                             TUPPERWARE CORPORATION
               14901 S. ORANGE BLOSSOM TRAIL, ORLANDO, FL  32837
                 PROXY FOR 1997 ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 5, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Warren L. Batts, E.V. Goings and Clifford J. Grum, and each of them, proxies for the undersigned, with full power of substitution, to vote the shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Tupperware Corporation, on May 5, 1997, and at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly be presented.



------------------------------------------------------------------------
Comments/Address Change: Please mark comment/address box on reverse side




   THIS PROXY IS CONTINUED ON THE REVERSE SIDE.  PLEASE SIGN AND DATE ON THE
      REVERSE SIDE AND RETURN PROMPTLY IN THE POSTPAID ENVELOPE PROVIDED.


                                                           [TUPPERWARE(R) LOGO]



[X] Please mark votes as indicated in this example.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN ITEM 1 AND "FOR"
ITEM 2

ITEM 1.   THE ELECTION OF DIRECTORS                                    ITEM 2.   THE PROPOSAL TO RATIFY THE APPOINTMENT
          Nominees:     Rita Bornstein, Joe R. Lee, Bob Marbut                   OF INDEPENDENT AUDITORS
                        and David R. Parker

          [ ] FOR all nominees          [ ] WITHHOLD for all                     [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

          WITHHOLDING FOR (Write that nominee's name in the space below):

          _______________________________________________________________

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s).  If no direction is made, this proxy will be taken as authority to vote FOR the election of all of the nominees in Item 1, to vote FOR Item 2, and in the discretion of the proxies, to vote upon any other matter which may properly come before the meeting and any adyournment thereof.

                                                                                 I PLAN TO ATTEND MEETING.        [ ]
                                                                                 If you check this box to the right an
                                                                                 admission ticket will be sent to you.

                                                                                 COMMENTS/ADDRESS CHANGE          [ ]
                                                                                 Please mark this box if you have written
                                                                                 comments/address change on reverse side.


                                                                                 Receipt is hereby acknowledged of the notice of
                                                                                 meeting and proxy statement dated March 27, 1997
                                                                                 and the 1996 annual report to shareholders of
                                                                                 Tupperware Corporation.

                                                                                 ________________________________________________
                                                                                 Signature
                                                                                 ________________________________________________
                                                                                 Signature
                                                                                 Date:______________________________________, 1997
                                                                                 NOTE:  Please sign as name appears hereon. Joint
                                                                                 owners should each sign. When signing as attorney,
                                                                                 executor, administrator, trustee or guardian,
                                                                                 please give full title.

VOTING INSTRUCTION CARD

                             TUPPERWARE CORPORATION
               14901 S. ORANGE BLOSSOM TRAIL, ORLANDO, FL  32837

     VOTING INSTRUCTIONS TO TRUSTEE FOR 1997 ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 5, 1997



As a participant in the Tupperware Corporation Retirement Savings Plan, you have the right to give written instructions to the trustee of such plan as to the voting of certain shares of the Corporation's common stock at the Corporation's annual meeting of shareholders to be held on May 5, 1997 and at any adjournment thereof. In this connection please indicate your voting choices on the reverse side of this card, sign and date it, and return it promptly in the postpaid envelope provided.

Regardless of the number of shares held in trust on your behalf, exercising your voting instruction right is very important.



                             (Continued on Reverse)



                                                           [TUPPERWARE(R) LOGO]



[X] Please mark votes as indicated in this example.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN ITEM 1 AND "FOR"
ITEM 2

ITEM 1.   THE ELECTION OF DIRECTORS                                    ITEM 2.   THE PROPOSAL TO RATIFY THE APPOINTMENT
          Nominees:     Rita Bornstein, Joe R. Lee, Bob Marbut                   OF INDEPENDENT AUDITORS
                        and David R. Parker

          [ ] FOR all nominees          [ ] WITHHOLD for all                     [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

          WITHHOLDING FOR (Write that nominee's name in the space below):

          _______________________________________________________________

This voting instruction card when properly executed will be voted in the manner directed herein.  If no direction is made, this voting instruction card will be taken as authority to vote FOR the election of all of the nominees in Item 1, to vote FOR Item 2, and in the discretion of the proxies, to vote upon any other matter which may properly come before the meeting and any adjournment thereof.  If this card is not returned or is returned unsigned, the trustee will vote the shares in accordance with the terms of the
Master Defined Contribution Trust.

                                                                                 Receipt is hereby acknowledged of the notice of
                                                                                 meeting and proxy statement dated March 27, 1997
                                                                                 and the 1996 annual report to shareholders of
                                                                                 Tupperware Corporation.

                                                                                 ________________________________________________
                                                                                 Signature

                                                                                 Date:______________________________________, 1997
                                                                                 NOTE:  Please mark, date and sign above and
                                                                                 return in the enclosed envelope.